EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation, do hereby make, nominate and appoint Christine K. Kalla and Wendy C. Skjerven, and each of them, with full powers to act without the other, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign on my behalf one or more post-effective amendments to Registration Statements on Form S-8 of The Travelers Companies, Inc. (the “Post-Effective Amendments”) relating to the deregistration of securities previously registered on Registration Statements on Form S-8 for issuance under each of The St. Paul Companies, Inc. 1994 Stock Incentive Plan, The St. Paul Holdings 1996 (No. 1) Share Option Plan, The St. Paul Holdings 1996 (No. 2) Share Option Scheme, The St. Paul/USF&G Replacement Nonqualified Stock Option Plan, The St. Paul Companies, Inc. Amended and Restated 1994 Stock Incentive Plan, The St. Paul Companies, Inc. 1999 Global Stock Option Plan, The St. Paul Companies, Inc. UK Sharesave Scheme and The St. Paul Companies, Inc. Irish Sharesave Scheme, and to make such changes in and additions and amendments to such Registration Statements (including any further post-effective amendments) and to sign the same on my behalf, and to file the Post-Effective Amendments, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and shall have the same force and effect as though I had manually signed such Post-Effective Amendments.

Date: November 7, 2019

/s/ Alan L. Beller	/s/ Philip T. Ruegger III
Alan L. Beller	Philip T. Ruegger III

/s/ Janet M. Dolan	/s/ Todd C. Schermerhorn
Janet M. Dolan	Todd C. Schermerhorn

/s/ Patricia L. Higgins	/s/ Donald J. Shepard
Patricia L. Higgins	Donald J. Shepard

/s/ William J. Kane	/s/ Laurie J. Thomsen
William J. Kane	Laurie J. Thomsen

/s/ Clarence Otis Jr.
Clarence Otis Jr.